SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   September 28, 1999

                       InteliData Technologies Corporation
               (Exact Name of Registrant as Specified in Charter)

Delaware                     000-21685                       54-1820617
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                             Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS.

         InteliData Technologies Corporation, a Delaware corporation ("InteliData"), is filing the attached August 31, 1999 unaudited balance sheet, with pro forma adjustments reflecting significant events and transactions occurring on or before September 28, 1999, solely at the request of the Nasdaq Listing Qualifications Panel (the "Panel").

         The Panel has determined to continue the listing of InteliData's securities on the Nasdaq National Market, provided that, on or before September 30, 1999, InteliData makes this public filing with the Securities and Exchange Commission (the "SEC") and Nasdaq evidencing that InteliData has net tangible assets of at least $4,000,000, and attaches the aforementioned August 31, 1999 unaudited balance sheet. In addition, on or before November 1, 1999, InteliData must make a public filing with the SEC and Nasdaq evidencing net tangible assets of at least $7,000,000, and such filing must contain InteliData's September 30, 1999 unaudited balance sheet, with pro forma adjustments reflecting significant events and transactions occurring on or before such filing date.

         As previously reported, on July 22, 1999, the Company closed a private placement of 600 shares of 4% Convertible Preferred Stock (Series B), $.001 value per share, for an aggregate purchase price of $6.0 million with net proceeds to the Company of $5.67 million.

         Pursuant to an agreement entered into concurrently with the sale of its Series B Convertible Preferred Stock, upon satisfaction of certain conditions, InteliData may raise approximately an additional $4,000,000 through the sale of Series C Convertible Preferred Stock, which stock will have substantially similar terms to InteliData's Series B Convertible Preferred Stock, other than the initial conversion price which will be tied to InteliData common stock trading prices prior to the sale of the Series C Convertible Preferred Stock. InteliData believes that due to this agreement or other factors, it will have $7,000,000 of net tangible assets as of November 1, 1999. There can be no assurance, however, that InteliData will satisfy the $7,000,000 net tangible asset requirement or that, even if it does, Nasdaq will not delist InteliData's common stock in the future.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)   Exhibits.

          99.1  Unaudited consolidated balance sheet as of August 31, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    InteliData Technologies Corporation
                                    (Registrant)



                                     By: /s/ Alfred S. Dominick, Jr.
                                         ---------------------------
                                         Alfred S. Dominick, Jr.
                                         President and Chief Executive Officer


Date:  September 28, 1999